                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 51                                  Trade Date: 07/23/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 07/26/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is July 25, 2001

    CUSIP
      or
  Common Code        Principal Amount      Interest Rate        Maturity Date         Price to Public
  -----------        ----------------      -------------        -------------         ---------------
   91131UCC6           $9,677,000.00            6.0%               07/15/11                 100%

Interest Payment
   Frequency                                 Subject to         Dates and terms of redemption
  (begin date)       Survivor's Option       Redemption         (including the redemption price)
----------------     -----------------       ----------         --------------------------------
    01/15/02                Yes                  Yes                  100%       07/15/03
 semi-annually                                                     semi-annually thereafter

                       Discounts and
Proceeds to UPS         Commissions         Reallowance             Dealer              Other Terms
---------------         -----------         -----------             ------              -----------
 $9,536,683.50          $140,316.50            $2.00          ABN AMRO Financial
                                                                Services, Inc.